Sub-Item 77C:

         Salomon Brothers Variable Series Funds Inc


               Annual Meeting of Shareholders

                       August 19, 2002


1.   Election of Directors


Nominees                                Votes For      Votes
Withhold
Carol L. Colman                              54,632,097
2,613,764
Daniel P. Cronin                             54,692,911
2,552,951
Leslie H. Gelb                          54,532,645
2,713,217
Dr. Riordan Roett                            54,628,086
2,617,776
Jeswald W. Salacuse                          54,667,611
2,578,757
R. Jay Gerken                           54,602,180
2,535,709
Heath McLendon                          54,710,153
2,643,682


2.   Approval of Amendments to t he Charter

Stockholders considered and voted upon certain amendments to the Investment Company's Charter whereby the Investment Company, if authorized by the Directors and subject to applicable federal and state law, would be permitted to redeem shares of any series from a stockholder.

Votes For           Votes Against            Votes Abstained
         51,362,785
2,916,186                           2,966,890